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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 1-12261

August 13, 2002
Date of report (Date of earliest event reported)

SUPERIOR TELECOM INC.
(Exact name of registrant as specified in its charter)

Delaware	58-2248978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Meadowlands Plaza East Rutherford, New Jersey	07073
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code    201-549-4400

Item 5. Other Events

SFAS No. 142—Goodwill Impairment

        Superior TeleCom Inc. ("Superior" or the "Company") adopted SFAS No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002. As of December 31, 2001, $751 million in goodwill was included as an asset on Superior's consolidated balance sheet. SFAS No. 142 requires that the amortization of goodwill and certain other intangible assets cease as of January 1, 2002 and that the related recorded value of goodwill be allocated to the Company's principal reporting units and be reviewed annually for impairment. If the carrying value (including goodwill) of any reporting unit exceeds the fair value (determined on a discounted cash flow basis or other fair value method), impairment of goodwill exists resulting in a charge to earnings to the extent of goodwill impairment.

        The transitional rules for implementing SFAS No. 142 provide that an initial assessment as to whether there is an implied impairment to the carrying value of goodwill must be completed within six months after adoption of SFAS No. 142, with the final determination of goodwill impairment completed by the end of 2002. SFAS No. 142 requires that any goodwill impairment that results from initial application of this new rule be reflected through a charge to income as a cumulative effect of an accounting change, applied retroactively to January 1, 2002.

        The Company completed its determination of initial goodwill impairment in August 2002. As anticipated, the impact of recent economic conditions and industry specific conditions affecting the Company's reporting units resulted in reduced fair values and thus gave rise to a non-cash goodwill impairment charge of $425 million, including $167 million related to Superior's Electrical group and $258 million related to Superior's OEM group. The goodwill impairment charge was recorded retroactively to January 1, 2002 as a cumulative effect of accounting change for goodwill impairment in accordance with SFAS No. 142. Asset valuations used to determine goodwill impairment are subject to finalization and audit. Any adjustment resulting therefrom will be reflected retroactively to January 1, 2002.

        This non-cash goodwill impairment charge does not impact the Company's liquidity, cash flow or its compliance with financial or other covenants under its principal credit agreements or other contractual arrangements.

Retroactive Financial Statement Application

        As noted above, the goodwill impairment charge will be recorded as a cumulative effect of an accounting change retroactive to January 1, 2002. Table I and Table II reflect the impact of this accounting change on the condensed consolidated income statement and balance sheet of Superior as of and for the quarter ended March 31, 2002 as previously filed on Superior's Form 10-Q for the quarter ended March 31, 2002.

Table I

SUPERIOR TELECOM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

(unaudited)

	Three Months Ended March 31, 2002
	As Reported	As Restated
Net sales	$376.8	$376.8
Gross profit	46.0	46.0
Operating loss	(3.9)	(3.9)
Net loss before cumulative effect of accounting change for goodwill impairment	(21.2)	(21.2)
Cumulative effect of accounting change for goodwill impairment	—	(424.5)

Net loss	$(21.2)	$(445.7)

Net loss per share of common stock:
Basic before cumulative effect of accounting change for goodwill impairment	$(1.01)	$(1.01)
Cumulative effect of accounting change for goodwill impairment	—	(20.17)

Net loss—basic	$(1.01)	$(21.18)

Diluted before cumulative effect of accounting change for goodwill impairment	$(1.01)	$(1.01)
Cumulative effect of accounting change for goodwill impairment	—	(20.17)

Net loss—diluted	$(1.01)	$(21.18)

Table II

SUPERIOR TELECOM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	March 31, 2002
	As Reported	As Restated
ASSETS
Current assets	$520.6	$520.6
Property, plant and equipment, net	487.3	487.3
Long-term investments and other assets	93.3	93.3
Goodwill assets	750.5	326.0

Total assets	$1,851.7	$1,427.2

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities	$465.6	$465.6
Long-term debt, less current portion	1,095.3	1,095.3
Other long-term liabilities	99.0	99.0
Mandatorily Redeemable Trust Convertible Preferred Securities of Superior Trust I holding solely convertible debentures of Superior, (net of discount)	136.3	136.3
Stockholders' equity (deficit)	55.5	(369.0)

Total liabilities and stockholders' equity (deficit)	$1,851.7	$1,427.2

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        None

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUPERIOR TELECOM INC.
Date: August 13, 2002	By:	/s/ DAVID S. ALDRIDGE David S. Aldridge Chief Financial Officer

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  Item 5. Other Events
SUPERIOR TELECOM INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ in millions, except per share data) (unaudited)
SUPERIOR TELECOM INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS ($ in millions)
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES